Exhibit 99.3

GroupCard BV

Financial Statements

For the Six Months Ended June 30, 2014 and 2013

GroupCard BV

GroupCard BV

Balance Sheets

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash	$4,587	$5,235
Accounts receivable	43,878	41,585
Receivable – other	-	1,157
Other current assets	10,466	4,222
Total current assets	58,931	52,199

Property, website and equipment, net of accumulated	7,115	5,670
TOTAL ASSETS	$66,046	$57,869

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$210,522	$262,317
Accounts payable - related party	461,707	327,867
Accrued expenses	-	32,312
Total current liabilities	672,229	622,496

TOTAL LIABILITIES	672,229	622,496

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Common stock (Share capital, 25,000 shares at 1.00 Euro, issued and outstanding 25,000 shares)	32,962	32,962
Accumulated deficit	(639,145)	(597,589)
Total stockholders' deficit	(606,183)	(564,627)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$66,046	$57,869

The accompanying notes are an integral part of these unaudited financial statements.

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GroupCard BV

Unaudited Statements of Operations

	Six Months Ended
	June 30,
	2014	2013

Net revenues	$61,629	$32,196

Operating expenses
Cost of revenue	29,054	10,423
Sales and marketing	15,570	22,822
General and administrative	63,573	19,009
Total operating expenses	108,197	52,254

Loss from operations	(46,568)	(20,058)

Other income (expense):
Interest expense	(180)	(121)
Total other income (expense), net	(180)	(121)

Net loss	$(46,748)	$(20,179)

Other comprehensive loss:
Foreign currency translation adjustment	5,192	4,869

Comprehensive loss	$(41,556)	$(15,310)

The accompanying notes are an integral part of these unaudited financial statements.

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GroupCard BV

Unaudited Statements of Cash Flows

	For the Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,748)	$(20,179)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	758	659
Changes in operating assets and liabilities:
Accounts receivable	411	1,791
Deposits	(924)	-
Other current assets	(5,511)	725
Accounts payable and accrued expenses	(84,108)	(10,892)
Accounts payable - related party	133,840	19,484
NET CASH USED IN OPERATING ACTIVITIES:	(2,282)	(8,412)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property, website and equipment	(1,931)	-
Net cash used in investing activities	(1,931)	-

Effect of foreign currency exchange rate on cash	3,565	9,533
Net increase (decrease) in cash	(648)	1,121

Cash at beginning of period	5,235	2,175
Cash at the end of the period	$4,587	$3,296

The accompanying notes are an integral part of these unaudited financial statements.

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GROUPCARD BV

UNAUDITED NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

GroupCard BV (the “Company”) is an entity organized under the laws of the Netherlands incorporated on December 27, 2010. The Company is a Netherlands based marketing and communications firm. The company operates from its office in Aalsmeer, the Netherlands and its customers are predominately located in the Netherlands.

The accompanying unaudited condensed interim financial statements of GroupCard (the "Company") have been prepared by the Company's management in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto of the Company contained in the Company's Annual Report for the year ended December 31, 2013 and 2012, which was filed on July 15, 2015 in Form 8-K/A, exhibit 99.2. The condensed consolidated financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently, do not include all disclosures required to be made in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal years ended December 31, 2013 and 2012 have been omitted.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to Netherlands Corporation Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

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A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

The Company generates its revenue from providing services to organization and groups by creating value to their members, sponsors, and partners. The Company provides a combination of services, technology, partnerships, and business models.

Services include:

•	Nationwide and online network of partners

•	Loyalty, coupon and gift card platform

•	On and offline communication facilities

•	Fan Funding

•	Card Management

•	Marketing Services

Foreign currency and foreign currency transactions

The functional currency of GroupCard BV is the Euro. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders' equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.	Related Party Transactions

Accounts Payable – Related Party

As of June 30, 2014 and December 31, 2013 the Company had accounts payable related to the former managing director and certain former shareholders in the amount of $461,707 and $327,867, respectively. These amounts represent prior funding to the Company for general operations.

4.	Property, Website and Equipment

As of June 30, 2014 and December 31, 2013 the Company had property, website, and equipment, net of depreciation, valued at $5,513 and $11,265, respectively. As of June 30, 2014 and December 31, 2013, the Company has accumulated depreciation of $2,000 and $1,341, respectively.

5.	Income Taxes

The statutory income tax rates in the Netherlands are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

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6.	Subsequent Events

On July 7, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant towhich the Sellers sold, and EFactor purchased all of GroupCard’s outstanding capital stock, in exchange for 2,812,500 unregistered shares of the EFactor’s common stock.

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